January 13, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated January 7, 2022 of Skinvisible, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Prager Metis CPAs, LLC

Prager Metis CPAs, LLC

Basking Ridge, NJ